UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2014

PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware                    001-31566                42-1547151
(State or Other Jurisdiction)    (Commission File No.)        (I.R.S. Employer
of Incorporation)    Identification No.)

239 Washington Street, Jersey City, New Jersey                    07302
(Address of Principal Executive Offices)                             (Zip Code)

Registrant’s telephone number, including area code:    732-590-9200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 24, 2014, the stockholders of Provident Financial Services, Inc. (the “Company”) approved the Company’s Amended and Restated Long-Term Equity Incentive Plan (the “Plan”). The Plan was amended and restated by the Board of Directors on February 27, 2014, subject to stockholder approval. The amended Plan increases the number of shares that may be granted as restricted stock awards or restricted stock grants; however, the amendment does not increase the number of shares that are reserved for issuance under the Plan.

Prior to this amendment, the Plan was initially approved by the Company’s stockholders on April 23, 2008. The foregoing description of the amended Plan is qualified in its entirety by reference to the full text of the amended Plan which was included as Appendix A to the Company’s definitive proxy statement filed on March 14, 2014.

Item 9.01.    Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

DATE: April 25, 2014	By:	/s/ John F. Kuntz_
John F. Kuntz
Executive Vice President, General Counsel and Corporate Secretary